Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	Ownership Percentage	Jurisdiction of Organization
Akebia Therapeutics Securities Corporation	100%	Massachusetts
Akebia Europe Limited	100%	Ireland